Exhibit 99.1

Neos Therapeutics Reports Second Quarter 2020 Financial Results

— Company to host conference call today at 8:30 a.m. EDT —

DALLAS and FORT WORTH, Texas, August 10, 2020 — Neos Therapeutics, Inc. (Nasdaq: NEOS), a commercial-stage pharmaceutical company developing and manufacturing central nervous system-focused products, today reported financial results for the second quarter ended June 30, 2020 and provided a business update.

“We believe the future potential of our ADHD portfolio is strong following our recent sales force re-alignment and the continued growth of our best-in-class Neos RxConnect platform,” said Jerry McLaughlin, President and Chief Executive Officer. “While our second quarter sales were negatively impacted by the COVID-19 pandemic, which was manifested in the onset of an early summer decline in the seasonal ADHD market and driven by the pediatric / adolescent segment, we are now seeing preliminary evidence that the market is returning to growth and our Neos ADHD prescriptions are responding accordingly as we enter the back-to-school season. We believe that as students return to a rigorous academic curriculum regardless of their new learning environment, and as adults with ADHD seek to maintain work life balance despite continued disruptions in their daily routines, we will achieve growth for our ADHD franchise in the months and years ahead.”

ADHD Commercial Portfolio

●	Improvement in cash contribution from ADHD portfolio: Neos reported a 5.8% growth to $128 in blended net revenue per pack for its two core commercial ADHD products, Adzenys XR-ODT® and Cotempla XR-ODT®, for the three months ended June 30, 2020 compared to the same period in 2019.
●	ADHD market shows signs of rebounding after impact from COVID-19: During the second quarter of 2020, the ADHD market was impacted by COVID-19 with a believed “early summer” seasonal effect. This effect was primarily driven by a rapid decline in pediatric / adolescent prescriptions in April and May compared to the same months in 2019. However, for June 2020, the overall ADHD market rebounded to levels greater than June of 2019.
●	Salesforce returned to full operations in June 2020: As of June 1, 2020, the Company’s ADHD salesforce had returned to the field, utilizing a blend of face-to-face and virtual sales interactions with customers. As of late June, roughly 70% of prescriber interactions were in person, as many physician offices returned to pre-COVID levels of operations.
●	Continued expansion of Neos RxConnect patient support program: During the second quarter of 2020, the Company continued to expand the number of participating pharmacies in the Neos RxConnect network. The Neos RxConnect patient support program is intended to simplify the process of gaining access to Neos ADHD medicines, for both patients and healthcare providers, by providing affordable and predicable coverage to commercially insured patients while also eliminating many of the hassles that may deter healthcare providers from prescribing medications they consider most appropriate for their patients.

Development Pipeline: NT0502

●	Phase 1 single ascending and multiple ascending dose trial to begin in fourth quarter of 2020: The Company plans to initiate a Phase 1 clinical trial for NT0502, for the treatment of sialorrhea in patients with neurological conditions, in the fourth quarter of 2020. The multi-part study will include single ascending and multiple ascending dose cohorts.

Financial Highlights and Select Second Quarter 2020 Financial Results

●	Total product revenues were $13.1 million for the three months ended June 30, 2020, compared to $15.6 million for the three months ended June 30, 2019. Total product revenues during the second quarter of 2020 were negatively impacted by COVID-19 related market impacts.

	Second Quarter				Year to Date
	2020		2019	% Change	2020	2019	% Change
Adzenys XR-ODT		$6.2MM	$7.2MM	(13.9)%	$10.4MM	$13.9MM	(25.2)%
Cotempla XR-ODT		$5.4MM	$6.5MM	(16.9)%	$13.5MM	$12.3MM	9.8%
Adzenys ER	$	*	$0.1MM	—	$0.2MM	$0.3MM	(33.3)
Generic Tussionex		$1.5MM	$1.8MM	(16.7)%	$3.5MM	$3.8MM	(7.9)%
Total		$13.1MM	$15.6MM	(16.0)%	$27.6MM	$30.3MM	(8.9)%

*	Adzenys ER revenue was negligible in 2Q 2020.
●	Gross profit for the three months ended June 30, 2020 was $7.3 million, compared to a gross profit of $10.5 million for the same period in 2019.
●	Research and development expenses were $1.3 million for the three months ended June 30, 2020, compared to $2.0 million for the same period in 2019.
●	Selling and marketing expenses for the three months ended June 30, 2020 were $5.2 million, including approximately $0.7 million in costs associated with the reduction-in-force implemented in May 2020, compared to $7.3 million for the three months ended June 30, 2019.
●	General and administrative expenses were $3.6 million for the three months ended June 30, 2020, compared to $3.7 million for the same period in 2019.
●	Total costs of the reduction-in-force implemented in May 2020, inclusive of the sales and marketing expense, was approximately $1.1 million.
●	For the second quarter of 2020, net loss was $5.5 million or ($0.11) per share, compared to $3.8 million or ($0.08) per share in the second quarter of 2019. Loss from operations was $2.9 million for the three months ended June 30, 2020, compared to $2.4 million for the same period in 2019.
●	At June 30, 2020, the Company held $12.7 million in cash and cash equivalents.

Conference Call Details

Neos management will host a conference call and live audio webcast to discuss these results and provide a company update at 8:30 a.m. EDT today. The live call may be accessed by dialing (877) 388-8985 for domestic calls, or +1 (562) 912-2654 for international callers, and referencing conference ID number 9973807. A live audio webcast for the conference call will be available on the Investor Relations page of the Company’s website at http://investors.neostx.com/. Following the conclusion of the call, the webcast will be available for replay for 30 days.

About Neos Therapeutics

Neos Therapeutics, Inc. (NASDAQ: NEOS) is a commercial-stage pharmaceutical company developing and manufacturing central nervous system (CNS)-focused products. The Company markets Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER® (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING), all for the treatment of ADHD. The Company also has a development candidate, NT0502, for the treatment of sialorrhea in patients with neurological conditions. Additional information about Neos is available at www.neostx.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for the Company, including statements about the Company’s strategy, future operations, commercial products, clinical development of its therapeutic candidates, plans for potential future product candidates, financial condition and outlook, and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “suggest,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the impact of COVID-19 on prescriptions for the Company’s products and on the Company’s business, revenues, results of operations and financial condition, the net sales, profitability, and growth of the Company’s commercial products, the Company’s planned future expansion of the Neos RxConnect network during the remainder of 2020; the status, timing, costs, results and interpretation of the Company’s clinical trials or any future trials, including whether the Company will initiate a Phase 1 ascending dose study of NT0502 in the fourth quarter of 2020; the uncertainties inherent in conducting clinical trials; expectations for regulatory interactions, submissions and approvals; the financial condition and outlook for the Company; availability of funding sufficient for the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; uncertainties related to the Company’s intellectual property, including the expected expiration of the methods of use patent for N-desethyloxybutynin; other matters that could affect the availability or commercial potential of the Company’s commercial products or therapeutic candidates; and other factors discussed in the Risk Factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings the Company makes with the SEC from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views only as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

(unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Current Assets:
Cash and cash equivalents	$12,679	$16,830
Short-term investments	—	8,064
Accounts receivable, net of allowances for chargebacks and cash discounts of $1,718 and $4,848 at June 30, 2020 and December 31, 2019, respectively	17,385	26,563
Inventories, net	8,730	11,010
Prepaid expenses and other current assets	1,612	4,092
Total current assets	40,406	66,559

Property and equipment, net	6,637	7,345
Operating lease right-of-use assets	2,791	3,044
Intangible assets, net	11,708	12,543
Other assets	1,147	1,382
Total assets	$62,689	$90,873

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$9,446	$6,650
Accrued expenses	26,122	40,188
Current portion of operating lease liabilities	708	681
Short-term line of credit	4,488	—
Current portion of long-term debt	20,096	15,836
Total current liabilities	60,860	63,355

Long-Term Liabilities:
Long-term debt, net of current portion	13,158	29,099
Operating lease liabilities	2,900	3,254
Derivative liability	1,790	1,135
Other long-term liabilities	154	160
Total long-term liabilities	18,002	33,648

Stockholders' Deficit:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at June 30, 2020 and December 31, 2019
Common stock, $0.001 par value, 100,000,000 shares authorized at June 30, 2020 and December 31, 2019; 49,788,895 and 49,755,094 shares issued and outstanding, respectively, at June 30, 2020; 49,766,472 and 49,732,671 shares issued and outstanding, respectively, at December 31, 2019	50	50
Treasury stock, at cost, 33,801 shares at June 30, 2020 and December 31, 2019	(352)	(352)
Additional paid-in capital	331,472	328,056
Accumulated deficit	(347,343)	(333,885)
Accumulated other comprehensive income	—	1
Total stockholders' deficit	(16,173)	(6,130)
Total liabilities and stockholders' deficit	$62,689	$90,873

Neos Therapeutics, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenues:
Net product sales	$13,133	$15,643	$27,626	$30,277

Cost of goods sold	5,878	5,099	12,267	11,495
Gross profit	7,255	10,544	15,359	18,782

Research and development expenses	1,323	2,009	3,358	5,206
Selling and marketing expenses	5,214	7,269	12,806	14,338
General and administrative expenses	3,593	3,712	7,958	7,505

Loss from operations	(2,875)	(2,446)	(8,763)	(8,267)

Interest expense	(2,089)	(1,987)	(4,126)	(4,102)
Other (expense) income, net	(544)	670	(569)	1,006

Net loss	$(5,508)	$(3,763)	$(13,458)	$(11,363)

Weighted average common shares outstanding used to compute net loss per share, basic and diluted	49,749,925	49,727,718	49,743,027	49,715,707

Net loss per share of common stock, basic and diluted	$(0.11)	$(0.08)	$(0.27)	$(0.23)

Contacts:

Richard Eisenstadt

Chief Financial Officer

Neos Therapeutics, Inc.

(972) 408-1389

reisenstadt@neostx.com

Sarah McCabe

Stern Investor Relations, Inc.

(212) 362-1200

sarah.mccabe@sternir.com